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                                                                     EXHIBIT 4.7


                             CERTIFICATE OF TRUST
                                      OF
                              AMERUS CAPITAL III




                This Certificate of Trust of AmerUs Capital III (the "Trust"), is being duly executed and filed by the undersigned, as trustee, on behalf of the Trust to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

                1. Name. The name of the business trust formed hereby is AmerUs Capital III.

                2. Delaware Trustee. The name and business address of the trustee of the Trust with its principal place of business in the State of Delaware is First Union Trust Company, National Association, One Rodney Square, 920 King Street, Suite 100, Wilmington, Delaware 19801, Attention: Corporate Trust Administration.

                3. Effective Date. This Certificate of Trust shall be effective upon filing.

                IN WITNESS WHEREOF, the undersigned, being the sole initial trustee of the Trust, has executed this Certificate of Trust.

                                         FIRST UNION TRUST COMPANY, National
                                         Association, not in its individual
                                         capacity, but solely as trustee

                                         By:  /s/ Stephen J. Kaba
                                              -----------------------------
                                         Name:  STEPHEN J. KABA
                                         Title: VICE PRESIDENT